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EXHIBIT 2


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-73796) pertaining to the Cash and Deferred Profit-Sharing Plan of the Bank of Hanover and Trust Company of our report dated June 15, 2001, with respect to the financial statements and supplemental schedule of the Bank of Hanover and Trust Company Cash or Deferred Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                   /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 26, 2001